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                            FORM T-1

                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                    STATEMENT OF ELIGIBILITY
            UNDER THE TRUST INDENTURE ACT OF 1939 OF A
             CORPORATION DESIGNATED TO ACT AS TRUSTEE
               CHECK IF AN APPLICATION TO DETERMINE
              ELIGIBILITY OF A TRUSTEE PURSUANT TO
                 SECTION 305(b)(2)         |__|
                 ______________________________

                    BNY MIDWEST TRUST COMPANY
          (formerly known as CTC Illinois Trust Company)
       (Exact name of trustee as specified in its charter)

Illinois                                          36-3800435
   (State of incorporation                     (I.R.S. employer
if not a U.S. national bank)                 identification no.)


2 North LaSalle Street
Suite 1020
Chicago, Illinois                                        60602
(Address of principal executive offices)              (Zip code)
                 ______________________________

                     Sovereign Bancorp, Inc.
       (Exact name of obligor as specified in its charter)

Pennsylvania                                      23-2453088
(State or other jurisdiction of                (I.R.S. employer
incorporation or organization)               identification no.)

2000 Market Street
Philadelphia, Pennsylvania                               19103
(Address of principal executive offices)              (Zip code)
                 ______________________________

                      Senior Debt Securities
               (Title of the indenture securities)
 = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = =



1. General information. Furnish the following information as to the Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

-----------------------------------------------------------
          Name                          Address
-----------------------------------------------------------
Office of Banks & Trust         500 E. Monroe Street
  Companies of the State        Springfield, Illinois 62701-1532
  of Illinois

Federal Reserve Bank of         230 S. LaSalle Street
Chicago                         Chicago, Illinois 60603

     (b) Whether it is authorized to exercise corporate trust powers.

          Yes.

2.   Affiliations with Obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

16.  List of Exhibits.

     Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

     1. A copy of Articles of Incorporation of BNY Midwest Trust Company (formerly CTC Illinois Trust Company, formerly Continental Trust Company) as now in effect. (Exhibit 1 to Form T-1 filed with the Registration Statement No. 333-47688.)

     2,3. A copy of the Certificate of Authority of the Trustee as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 2 to Form T-1 filed with the Registration Statement No. 333-47688.)

     4.   A copy of the existing By-laws of the Trustee.
          (Exhibit 4 to Form T-1 filed with the Registration
          Statement No. 333-47688.)

     6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with the Registration Statement No. 333-47688.)

     7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.



                            SIGNATURE

     Pursuant to the requirements of the Act, the Trustee, BNY Midwest Trust Company, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on the 21st day of September , 2001.

                              BNY Midwest Trust Company

                              By:/s/DANIEL G. DONOVAN
                                 Name:  DANIEL G. DONOVAN
                                 Title: ASSISTANT VICE PRESIDENT



                 OFFICE OF BANKS AND REAL ESTATE
               Bureau of Banks and Trust Companies
                 CONSOLIDATED REPORT OF CONDITION
                                OF

                    BNY Midwest Trust Company
                   209 West Jackson Boulevard
                            Suite 700
                     Chicago, Illinois  60606

     Including the institution's domestic and foreign subsidiaries completed as of the close of business on March 31, 2001, submitted in response to the call of the Office of Banks and Real Estate of the State of Illinois.

                                                       Thousands
                       ASSETS                         of Dollars

1.   Cash and Due from Depository Institutions.....      3,274

2.   U.S. Treasury Securities......................      - 0 -

3.   Obligations of States and Political
     Subdivisions..................................      - 0 -

4.   Other Bonds, Notes and Debentures.............      - 0 -

5.   Corporate Stock...............................      - 0 -

6.   Trust Company Premises, Furniture, Fixtures
     and Other Assets Representing Trust Company
     Premises......................................        226

7.   Leases and Lease Financing Receivables........      - 0 -

8.   Accounts Receivable...........................      3,542

9.   Other Assets
     (Itemize amounts greater than 15% of Line 9)

       Goodwill and Intangibles............90,321
                                                        90,392

10.  TOTAL ASSETS..................................     97,434

                    LIABILITIES

11.  Accounts Payable..............................      - 0 -

12.  Taxes Payable.................................      - 0 -

13.  Other Liabilities for Borrowed Money..........     25,425

14.  Other Liabilities

     (Itemize amounts greater than 15% of Line 14)

       Reserve for Taxes...   2,668
       Deferred Income.....     879
       Accrued Expenses....     782

                                                         4,429

15.  TOTAL LIABILITIES                                  29,863

                   EQUITY CAPITAL

16.  Preferred Stock...............................      - 0 -

17.  Common Stock..................................      2,000

18.  Surplus.......................................     62,130

19.  Reserve for Operating Expenses................      - 0 -

20.  Retained Earnings (Loss)......................      3,441

21.  TOTAL EQUITY CAPITAL..........................     67,571

22.  TOTAL LIABILITIES AND EQUITY CAPITAL..........     97,434



I, Robert L. De Paola, Vice President
       (Name and Title of Officer Authorized to Sign Report) of BNY Midwest Trust Company certify that the information contained in this statement is accurate to the best of my knowledge and belief. I understand that submission of false information with the intention to deceive the Commissioner or his Administrative officers is a felony.
                        Robert L. DePaola
         (Signature of Officer Authorized to Sign Report)

     Sworn to and subscribed before me this 27th day of
April    , 2001

My Commission expires May 15, 2001.

                              Joseph A. Giacobino,
                              Notary Public

(Notary Seal)

     Person to whom Supervisory Staff should direct questions concerning this report.

Christine Anderson                         (212) 437-5521
       Name                         Telephone Number (Extension)